                                                                     EXHIBIT 8.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                  May 23, 2000





JDS Uniphase Corporation
163 Baypointe Parkway
San Jose, CA  95134

Ladies and Gentlemen:

     We have acted as counsel to JDS Uniphase Corporation ("JDS Uniphase"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Rainbow Acquisition, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of JDS Uniphase, with and into E-TEK Dynamics, Inc., a Delaware corporation ("E-TEK"), pursuant to an Agreement and Plan of Reorganization and Merger dated as of January 17, 2000 (the "Merger Agreement") by and among JDS Uniphase, Merger Sub and E-TEK. The Merger is described in the Registration Statement of JDS Uniphase on Form S-4, as amended (the "Registration Statement") filed on May 23, 2000, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the proxy statement and prospectus of E-TEK and JDS Uniphase (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

     In that connection, we have reviewed the Merger Agreement, the Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and as contemplated by the Proxy Statement/Prospectus, (ii) the truth and accuracy, on the date of the Merger Agreement and on the date hereof, of the representations and warranties made by JDS Uniphase, Merger Sub and E-TEK in the Merger Agreement, (iii) the truth and accuracy of the officer's certificates (the "Officer's Certificates") provided to us by JDS Uniphase and E-TEK for use in preparing our opinion, and(iv) that any representation in an Officer's Certificate made "to the knowledge" or similarly qualified is correct without such qualification and (v) the adoption of a certificate of designation by E-TEK and the taking of any other actions

JDS Uniphase Corporation
May 23, 2000
Page 2


necessary to grant voting rights in E-TEK to the Class A Shares of Lundy Technology Co.

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the caption "THE MERGER-Material United States Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material federal income tax considerations generally applicable to JDS Uniphase, Merger Sub, E-TEK and the stockholders of E-TEK as a result of the Merger. Because this opinion is being delivered prior to the effective time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the federal income tax consequences of the Merger or that contrary positions may not be asserted by the Internal Revenue Service.

     This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Proxy Statement/Prospectus. Any variation or difference in any fact from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

     We hereby consent to the use of our name under the caption "THE MERGER-Material United States Federal Income Tax Considerations of the Merger" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ MORRISON & FOERSTER LLP
                                       -------------------------------